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                                                                   EXHIBIT 10.58

                              AMENDMENT #2 TO LEASE

1.       Parties.

         This Amendment, dated as of December 1, 2003, is between 400 River Limited Partnership ("Landlord") and NaviSite, Inc., ("Tenant").

2.       Recitals.

         2.1. Landlord and Tenant have entered into a Lease, dated as of 5/14/1999, for premises known as 400 Minuteman Road in Andover, Massachusetts, and Amendment #1 to Lease, dated as of June 26, 2003 (this Lease, as now or hereafter amended or extended, is called the "Lease"). Unless otherwise defined, terms used in this Amendment have the same meanings as those used in the Lease.

         2.2 The parties wish to amend the Lease to change certain of the definitions and the rent payments by Tenant thereunder. To accomplish this and other matters, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree and the Lease is amended as follows as of the date hereof, notwithstanding anything to the contrary:

3.       Amendments.

         3.1 Section 3.6 of Amendment #1 to Lease is deleted and replaced by the following:

                  "3.6     In Section 7.1 of the Lease, the definition of
         Operating Costs will be amended as follows: the word "Premises" will be replaced by the word "Project" as defined in this Amendment; costs and expenses incurred in connection with the Common Area will be included therein; and starting on December 1, 2003, the management fee (or fee in lieu thereof) will be three percent (3%) of all scheduled rent payable by Tenant and any other tenants or licensees of the Project (including, without limitation, the WSI Tenant), subject to the inclusions and exclusions described in Section 7.1.

         The definition of Operating Costs payable under the WSI Lease (which includes Landlord's insurance costs) may differ in some respects from the definition of Operating Costs under the Lease (as defined above), and so it's possible that the Operating Costs and insurance costs payable under the WSI Lease may be less than what Landlord would have received if Tenant had continued to lease the WSI Space. To prevent Landlord from being penalized, starting on December 1, 2003 and for the remainder of the Lease term, Tenant will pay to Landlord any shortfall that Landlord may incur if the share of Operating Costs and Landlord's insurance costs payable under the WSI Lease is less than it would have been if the definitions of Operating Costs and Landlord's insurance costs payable under the WSI Lease were the same as Tenant's under the Lease. This shortfall (if any) will be paid by Tenant as additional rent each month (or less frequently as may be billed by Landlord) and in addition to any other amounts payable by Tenant under the Lease."

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         3.2      A default by the Borrower under that certain $2,200,000
Promissory Note, dated as of December 1, 2003, made by Borrower in favor of U.S. Managers Realty, Inc. will be deemed to be a default under the Lease.

         3.3 Exhibit D-1 to Amendment #1 to Lease is deleted and replaced by Exhibit D-2 attached hereto and incorporated herein by this reference.

4.       No Other Changes.

         The Lease is in full force and effect, and except as set forth above the Lease remains unchanged.

         IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Amendment under seal as of the date first set forth above.

NAVISITE, INC., A DELAWARE CORPORATION    400 RIVER LIMITED PARTNERSHIP, A
                                          MASSACHUSETTS LIMITED PARTNERSHIP

By: /s/ Arthur P. Becker
        ---------------------------
    Name: Arthur P. Becker                By: Niuna-400 River, Inc., a
    Title: Chief Executive Officer            Massachusetts corporation, general
    Authorized Signature                      partner
    Date: December 23, 2003
                                              By: /s/ John Kusmiersky
                                                      --------------------------
                                                      Name: John Kusmiersky
                                                      Title: President
                                                      Authorized Signature
                                                      Date: December 29, 2003

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                                   EXHIBIT D-2

                                    BASE RENT

1. Starting on December 1, 2003, and in addition to the amounts described below and any other amounts payable by Tenant as described in this Amendment or the rest of the Lease (e.g., the amounts payable under Section 3.1 of this Amendment), during the remaining Lease term Tenant only will pay base rent at the rates set forth in the Lease for the Remaining Premises (86,931 s.f. of rentable area), and Tenant's Percentage of Taxes, Operating Costs and Landlord's insurance costs will be reduced to 56.82%; provided, however, that during the term of any Extension Option under the Lease, the base rent otherwise payable by Tenant during that term under the Lease will be increased by Sixty Cents ($0.60) per square foot of agreed rentable area in the Remaining Premises.

2. Starting on December 1, 2003, and in addition to the base rent described above and any other amounts payable by Tenant as described in this Amendment or the rest of the Lease, during the remaining Lease term Tenant will pay to Landlord as additional base rent under the Lease: (a) the scheduled annual base rent per square foot under the Lease multiplied by the agreed rentable area of the WSI Space; less (b) the scheduled annual base rent per square foot under the WSI Lease multiplied by the agreed rentable area of the WSI Space. This additional base rent will be paid monthly in advance in the same manner as the rest of the base rent. As a purely hypothetical example, if the WSI Space contains 66,069 s.f. and the annual base rent per square foot under the WSI Lease is $10.00, on December 1, 2003 Tenant would pay $24,500.59 in additional base rent for the month of December, 2003 (i.e., [66,069 s.f. x $14.45/12] - [66,069 s.f. x $10.00/12] = $24,500.59).

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